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                                                                    Exhibit 10.1


                              AMENDED AND RESTATED
                        MANAGEMENT SHAREHOLDERS AGREEMENT


                  THIS AMENDED AND RESTATED MANAGEMENT SHAREHOLDERS AGREEMENT dated as of November 15, 1996 amends and restates in its entirety the Amended and Restated Management Shareholders Agreement dated May 31, 1995, as amended by Amendment No. 1 thereto dated as of December 8, 1995 (as so amended, the "Original Agreement"), among ProSource, Inc., formerly known as Onex Distribution, Inc., a Delaware corporation (the "Corporation"), Onex DHC LLC, a Wyoming limited liability company ("Onex"), as successor-in-interest (with respect to the shares of the Common Stock of the Corporation) to Onex U.S. Investments, Inc., and the individuals named from time to time on Schedule I to this Agreement (each a "Management Holder" and collectively the "Management Holders").

                                    RECITALS

                  A. The parties desire to amend and restate the Original Agreement in contemplation of the proposed initial public offering (the "Offering") of shares of the Corporation's Class A Common Stock (as hereinafter defined).

                  B. Prior to commencement of the Offering, (i) the Corporation intends to file a restated certificate of incorporation (the "Restated Certificate of Incorporation"), providing for, among other things, two classes of authorized common stock, Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and (ii) all of the Corporation's outstanding shares of common stock, par value $.01 per share ("Common Stock"), will be converted into shares of Class B Common Stock.

                  C. The powers, preferences, rights, limitations and restrictions of the Class B Common Stock, including certain provisions with respect to transfer thereof and conversion into shares of Class A Common Stock, are set forth in the Restated Certificate of Incorporation.

                  D. Each of the Management Holders is an employee of the Corporation or any direct or indirect subsidiary of the Corporation (each a "Subsidiary", collectively, the "Subsidiaries") and purchased shares of Common Stock from the Corporation prior to the date of this Agreement. As used herein, the term "Shares" shall mean such shares of Common Stock, the shares of Class B Common Stock issued or to be issued upon conversion of Common Stock, and any shares of Class A Common Stock issued upon conversion of Class B Common Stock.

                  The parties hereby agree as follows:
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1.       RESTRICTIONS ON TRANSFER OF SHARES

         1.1 REPRESENTATION. Each of the Management Holders represents and agrees that the Management Shares owned by him were acquired for his own account and will not be transferred in violation of this Agreement, the securities laws of the United States, or any other applicable law.

         1.2 RESTRICTIONS. A Management Holder may transfer Management Shares as a whole or in part only if such transfer is permitted by and made in accordance with the terms of this Agreement. Any purported transfer in any manner contrary to the terms of this Agreement shall be null and void. For purposes of this Agreement, the term "transfer" shall mean any sale, exchange, assignment, gift, bequest, pledge, creation of a lien or security interest or other disposition or encumbrance of any kind, whether voluntary or involuntary or by operation of law, affecting title to or possession of the Management Shares. The Corporation may refuse to register any transfer of Shares that would violate this Agreement, the securities laws of the United States, or any other applicable law, and may, as a condition to registration of such transfer, require the transferor to furnish to the Corporation an opinion of counsel reasonably acceptable to the Corporation as to compliance with the foregoing.

         1.3 PLEDGE OF SHARES AS SECURITY. Each of the Management Holders may finance up to 66 2/3% of the purchase price of such Holder's Shares and may pledge such Shares to the lender to secure the financing or to any affiliate of the Corporation that guarantees repayment of any loan made to finance the purchase of Shares if the lender or guarantor agrees in writing to be bound by this Agreement.

         1.4 SALES FREE OF ENCUMBRANCES. Upon the transfer of Management Shares pursuant to this Agreement, the Management Holder shall discharge any indebtedness permitted by Section 1.3 and deliver to the purchaser the share certificates representing such Management Shares free and clear of any pledge, lien, security interest or other encumbrance of any kind. If the Management Holder fails to comply with the preceding sentence, the purchaser may withhold from the purchase price an amount equal to the indebtedness secured by any such pledge, lien, security interest or other encumbrance or, if the amount of such indebtedness is not known by the purchaser, an amount equal to the purchaser's good faith estimate thereof (no limitation of any other remedy available to the purchaser being intended) and apply such withheld amount to extinguish such debt. Any such payment of such withheld amount shall discharge the purchaser's obligation to make payment for the purchased shares to the extent of such withheld amount. If a selling Management Holder fails to deliver certificates representing Management Shares being sold as required at the closing of such sale, the purchaser may deposit the purchase price therefor with the Corporation and, upon such deposit, those certificates shall be deemed cancelled and of no effect (no limitation of any other remedy available to the purchaser being intended).


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2.       SALE OR TRANSFER OF MANAGEMENT SHARES

         2.1 TRANSFER TO MANAGEMENT HOLDER'S FAMILY. A Management Holder may transfer Management Shares to his parents, siblings, spouse, or issue or to a trust or custodianship for the exclusive benefit of himself or any of them (each a "Family Group Member"); provided that any such transferee agrees in writing to be bound by the provisions of this Agreement that bind the transferor Management Holder.

         2.2 SALE TO MANAGEMENT HOLDERS OR OTHER MANAGEMENT EMPLOYEES. A Management Holder may transfer Management Shares to either another Management Holder or to a management employee of the Corporation or a Subsidiary who is acceptable to the Board of Directors of the Corporation if (a) due to hardship or unusual circumstances, such Management Holder determines that it is in his best interest to effect a transfer of his Management Shares and (b) the Corporation's Board of Directors approves the same. A Management Holder who desires to transfer Management Shares in accordance with this Section 2.2 shall give the Corporation notice thereof ("Notice"), attaching thereto a copy of a bona fide written offer to purchase such Shares for cash ("Offer"). The Corporation or a subsidiary designated by it shall have the option, exercisable by notice to the Management Holder given within 30 days after the date of receipt of the Notice by the Corporation, to purchase all or any portion of the Management Shares proposed to be sold pursuant to the Offer for the same price per share and on the same terms as the Offer. If the Corporation or its designee does not exercise such option within such 30-day period and the Board of Directors of the Corporation consents to the proposed sale, the Management Holder shall have the right at any time within 60 days after the expiration of the 30-day option period provided for in this Section, to sell the Management Shares as to which the option was not exercised to the proposed offeree in accordance with the terms of the Offer; any transferee shall, by its purchase of such Shares and acceptance of the certificates therefor be deemed to agree to, and shall agree in writing to be bound by, the provisions of this Agreement. If the Management Shares as to which the option was not exercised remain unsold at the end of such 60-day period, such Management Shares may not thereafter be transferred unless the Management Holder complies with this Section 2.2 again.

         2.3 SALE: CORPORATION IS A PUBLIC COMPANY. Notwithstanding Section 2.2, if the Corporation is a Public Company, a Management Holder may sell during any 90-day period up to the greater of (a) five Shares (subject to adjustment to reflect the effect of stock splits, combinations and the like effected after the date of the Original Agreement) and (b) 5% of the sum of (i) the Management Holder's Shares then held by him and (ii) the Management Holder's Shares previously sold by him pursuant to this Section 2.3, except that no such sales shall be made within 180 days after any offering of securities registered under the 1933 Act that involves shares of the same class as Management Shares. Any such sale or sales shall be through the facilities of any securities exchange on which the Management Shares may then be listed and shall be made in a manner that complies with applicable securities law and regulations. Such sales may not be made, however, unless the Management Holder gives the Corporation written notice of its intention to sell not less than five and not more than ten business days before

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effecting any sale ("Market Sale Notice") and offers to sell to it all or any part of that number of Management Shares (no partial purchase that would result in the remaining Shares offered to be sold constituting an odd lot shall be permitted) that it proposes to sell, at a price equal to the Market Price Per Share (as defined in Section 11.4). The Corporation (or, at the Corporation's option, a subsidiary of the Corporation) may accept such offer by giving notice to the Management Holder within seven days after receipt of such Market Sale Notice by the Corporation, which notice shall designate the number of Management Shares to be purchased. The Management Holder shall thereupon be bound to sell such Management Shares to the Corporation or a subsidiary of the Corporation, as the case may be, and the Corporation or a subsidiary of the Corporation, as the case may be, shall be obligated to buy such Management Shares. Notwithstanding the foregoing, no Management Holder shall sell more than 50% of the sum of (x) the Management Holder's Shares then held by him and (y) the Management Holder's Shares previously sold by him pursuant to this Section 2.3 without the prior approval of the Board of Directors of the Corporation.

         2.4 SALE UPON TERMINATION OF EMPLOYMENT; CORPORATION IS NOT A PUBLIC COMPANY. If a Management Holder ceases to be employed in a full-time capacity by the Corporation or a Subsidiary at any time when the Corporation is not a Public Company, the Management Shares owned by such Management Holder shall be transferred as follows:

             (a) Upon termination without cause or as a result of death, retirement, or Disability, the Corporation shall purchase, and the Management Holder shall sell, all of the Management Shares owned by such Management Holder for a purchase price equal to Book Value Per Share multiplied by the number of Management Shares owned by such Management Holder (the "Initial Section 2.4(a) Payment"). However, if the Management Holder's employment is terminated by the Corporation or a Subsidiary (i) other than for cause and (ii) as a result of the planned restructuring or consolidation of the Corporation and its subsidiaries and the Corporation has achieved its plan objectives through the date of termination, the Initial Section 2.4(a) Payment shall equal the greater of $1,000 per share or the then current Book Value Per Share. If the Corporation effects any offering of securities registered under the 1933 Act that involves an offering of shares of the same class as Management Shares within four months after the termination of the Management Holder's employment, the purchase price per Share shall be increased by an amount equal to the excess, if any, of the public offering price per Share (after deduction of any applicable underwriter's commissions or discounts) over the Book Value Per Share used in calculating the original purchase price, less interest at the Prime Rate on the portion of the purchase price previously paid in cash (the "Additional Section 2.4(a) Payment"). Subject to the limitations set forth in Section 2.4(c), the Initial
Section 2.4(a) Payments shall be paid in cash at the closing of the purchase and sale and Additional Section 2.4(a) Payments shall be paid in cash within 60 days of the closing of the registered offering.

             (b) Upon termination for any reason not described in Section 2.4(a) (including without limitation, termination for cause or voluntary termination by the Management Holder), the Corporation shall purchase, and the Management Holder shall sell, all of the Management

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Shares owned by such Management Holder for a purchase price equal to 90% of Book
Value Per Share multiplied by the number of Management Shares owned by such Management Holder. Subject to the limitations set forth in Section 2.4(c), 50% of the purchase price for Management Shares purchased pursuant to this subsection (b) shall be paid in cash (or, if greater, the amount required to pay both the outstanding balance of any financing pursuant to Section 1.3 and the amount of any federal income tax owed by the Management Holder for the year in which the sale occurs in respect of the portion of the gain recognized by such Management Holder with respect to the sale during such year) at the closing of the purchase and sale (the "Initial Section 2.4(b) Payment") and the balance of the purchase price shall be paid in approximately equal quarterly installments over the two-year period following the sale, the last payment to be paid on the second anniversary of the sale (the "Additional Section 2.4(b) Payment"). Interest on any unpaid portion of the Additional Section 2.4(b) Payment shall be paid quarterly from the closing at Prime Rate. The payment of Initial Section 2.4(b) Payments and the Additional Section 2.4(b) Payments is subject to the limitations set forth in Section 2.4(c).

             (c) The amount of the purchase price payable by the Corporation to any Management Holder pursuant to Section 2.4(a) and (b) shall be reduced by any amount paid by the Corporation or any affiliate of the Corporation to NCNB National Bank (or any successor bank) to discharge the principal portion of any indebtedness incurred by such Management Shareholder to purchase the Management Shares. If, as a result of restrictions in its loan agreement with NationsBank of Georgia, N.A., ProSource Services Corporation ("PSC"), formerly known as BDKA Corporation, is unable to pay sufficient dividends to the Corporation to enable the Corporation to pay the amount of the purchase price required to be paid by it in cash either at the closing of the sale or at any time thereafter in accordance with the terms set forth in Sections 2.4(a) and 2.4(b) and to cash-out Options pursuant to Section 6.4 of the Option Plans, the Corporation shall be entitled to pay any unpaid portion of the payments required to be made under Sections 2.4(a) and 2.4(b) and under Section 6.4 of the Option Plans, together with interest thereon at the Prime Rate, at such time as it has received from PSC sufficient dividends to enable it to do so. The Corporation shall use available funds received from PSC first to pay all amounts due on account of any Initial Section 2.4(a) Payments and Initial Section 2.4(b) Payments, then to pay all amounts due on account of Additional Section 2.4(a) Payments and Additional Section 2.4(b) Payments, and then to pay all amounts due on account of the cash-out of Options pursuant to Section 6.4 of the Option Plans.

         2.5 SALE UPON TERMINATION OF EMPLOYMENT: CORPORATION IS A PUBLIC
COMPANY.

             (a) If a Management Holder ceases to be employed in a full-time capacity by the Corporation or a Subsidiary when the Corporation is a Public Company, Onex or its designee shall have the option to purchase all or any portion of the Management Shares owned by such Management Holder. The purchase price for such Management Shares shall be equal to the number of such Shares to be purchased multiplied by Market Price Per Share and shall be paid in cash at the closing of the sale.


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             (b) If Onex or its designee does not exercise such option within 30 days from the date of the termination of the Management Holder's employment, the Management Holder shall be entitled to sell his Management Shares through the facilities of any securities exchange on which the Shares may then be listed in a manner that complies with applicable securities laws and regulations; provided that the Management Holder shall not sell during the year following the termination of the Management Holder's employment in the aggregate more than 50% of the Management Shares owned by such Management Holder and his Family Group Members unless such termination arises from (i) his death or Disability, in which case the foregoing restriction shall not apply or (ii) his retirement, in which case the Management Holder may sell during the year following the termination of the Management Holder's employment in the aggregate up to 66-2/3% of the Management Shares owned by such Management Holder and his Family Group Members.

             (c) The parties acknowledge that, pursuant to paragraph 4 of Article Fourth, Section 2B of the Company's Restated Certificate of Incorporation, Class B Common Stock automatically converts in accordance with such paragraph of the Restated Certificate of Incorporation into Class A Common Stock upon termination of the Management Holder's employment, unless transferred to Onex (or an affiliate thereof) or another Management Holder.

         2.6 SALE UPON DEFAULT ON INDEBTEDNESS. If a Management Holder defaults on any indebtedness referred to in Section 1.3, the Corporation shall have the option, exercisable upon notice to the Management Holder at any time following a default, to purchase all or any portion of the Management Shares with respect to which such debt was incurred at a purchase price equal to (i) 85% of Book Value Per Share, if the Corporation is not a Public Company at the time of the closing of the purchase or (ii) 85% of Market Price Per Share, if the Corporation is a Public Company at the time of the closing of the purchase.

         2.7 CLOSING OF SALE. The closing of any purchase and sale of Management Shares pursuant to the exercise of a right under this Section 2 (other than transfers or sales made pursuant to Sections 2.1 or 2.2 or through the facilities of any securities exchange pursuant to Sections 2.3 and 5) shall be held at the principal offices of the Corporation on a date designated by the purchaser but in any event not later than the last day upon which a purchase is permitted or required to be made. At the closing, the Management Holder selling Shares shall deliver to the purchaser the stock certificates and other instruments representing such Shares, together with stock powers and other instruments transferring such Shares, duly endorsed for transfer and free and clear of all claims, liens, encumbrances and security interests, and the purchaser shall deliver to the Management Holder the consideration payable upon closing.

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3.       OPTIONS TO PURCHASE SHARES

         3.1 Shares received by a Management Holder upon the exercise or conversion of any options, warrants, rights to purchase shares or securities convertible into Shares, including the Options, shall be subject to the terms and conditions of this Agreement and may not be transferred except as permitted by this Agreement.

4.       SALE OF SHARES BY ONEX AND THE CORPORATION

         4.1 TAG ALONG. (a) If at any time any member of the Onex Group proposes to sell any Shares except for (i) sales to another member of the Onex Group that becomes bound by the terms of this Agreement (an "Onex Group Member"), (ii) sales to a Management Holder or other management employee or directors of the Corporation or a Subsidiary, (iii) sales of the 500 Shares purchased by Onex on June 30, 1992 for later disposition to persons providing services to the Corporation or any of the Corporation's subsidiaries (the "500 Shares"), (iv) sales effected on a national securities exchange in the regular way or in the over-the-counter market, or (v) pursuant to an offering of securities registered under the 1933 Act (a "Tag Along Disposition"), each of the Management Holders shall have the right to sell to the proposed purchaser a number of his Management Shares equal to the total number of his Management Shares multiplied by a ratio, the numerator of which is the number of Shares to be sold by the Onex Group Member to the proposed purchaser and the denominator of which is the total number of Shares then owned by the Onex Group. Such ratio is referred to herein as the "Share Ratio." A sale of Management Shares pursuant to this Section shall be made at the same price, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares.

         (b) The Onex Group Member shall give notice (the "Tag Along Notice") to each Management Holder of the proposed Tag Along Disposition at least 20 days prior to the same. The Tag Along Notice shall be in writing and shall describe the terms of the Tag Along Disposition in reasonable detail, the identity of the proposed purchaser, the proposed date of sale, the purchase price per Share, and the Share Ratio and shall state that (i) the Management Holder has the option to sell to the proposed purchaser a number of Management Shares equal to the total number of Management Shares then owned by such Holder multiplied by the Share Ratio, (ii) the sale, if made, shall be made at the same price per share, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares to the proposed purchaser, and (iii) the sale by Management Holders will be conditioned upon a sale of Shares by the Onex Group Member pursuant to this Section.

         (c) A Management Holder may exercise its sale option pursuant to
Section 4.1 by delivering to the Onex Group Member, within ten days after such Management Holder receives the Tag Along Notice, written notice of his offer to sell Management Shares pursuant to this Section and indicating the number of Management Shares offered for sale. If a Management Holder gives notice of his election to sell, he shall be obligated to do so, but the sale and his

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obligation to sell shall be conditioned upon the closing of the Tag Along
Disposition. If the purchaser specifies a limited number of Shares that it is willing to purchase in the aggregate, each Management Holder and the Onex Group Member shall have the right to sell its or his proportion of the number of Shares that the purchaser is purchasing, i.e., the proportion that the number of Shares owned by such Person bears to the aggregate number of Shares owned by the shareholders who are selling Shares. If any Person does not elect to sell the full number of Shares that he or it is entitled to sell, the balance shall be available, in accordance with such procedures as the Onex Group Member may designate, to the shareholder that has elected to sell the maximum number of Shares initially available to it or him for such purpose. For purposes of this
Section 4.1, the number of Shares owned by any Onex Group Member shall not be deemed to include any portion of the 500 Shares then owned by any Onex Group Member.

         (d) If a transferee of Onex Shares pursuant to this Section 4.1 acquires such Shares free of this Agreement, then such transferee shall also take the Management Shares being sold by a Management Holder free of this Agreement. If, however, any Onex Group Member is required to transfer any Onex Shares subject to this Agreement, then the Management Holder shall also transfer his Management Shares subject to this Agreement.

         4.2 DRAG ALONG. Notwithstanding anything herein to the contrary, if any Onex Group Member proposes to sell any Shares to any Person, except for (i) sales of the 500 Shares, (ii) sales effected on a national securities exchange in the regular way or in the over-the-counter market, and (iii) sales to any other Onex Group Member (a "Drag Along Disposition"), it may, upon giving notice to each Management Holder at least 20 days prior to the Drag Along Disposition (the "Drag Along Notice") require the Management Holders to sell a number of Management Shares equal to the total number of Management Shares then owned by such Holder multiplied by the Share Ratio. The Drag Along Notice shall be in writing and shall contain the same information as is required to be set forth in the Tag Along Notice. A sale of Management Shares pursuant to this Section shall be made at the same price, upon the same terms, and at the same time as the sale by the Onex Group Member of its Shares pursuant to this Section. Any transferee of Shares owned by any Onex Group Member or of the Management Holders pursuant to this Section 4.2 shall acquire such Shares free of this Agreement, unless the agreement between the Onex Group Member and such transferee provides otherwise.

         4.3 REPRESENTATIONS AND WARRANTIES ON A DISPOSITION. In connection with any transfer described in this Section 4 in which Management Shares are to be sold by a Management Holder, Onex and the selling Onex Group Member may require the Management Holder to enter into agreements with the purchaser representing and warranting that, except as specifically disclosed to the purchaser in writing, such Management Holder at the time of the closing of such transfer, does not have actual knowledge that any representation or warranty made by the Corporation or any other shareholder in connection with the disposition was untrue in any material respect when made or is untrue in any material respect as of the closing; the liability of the selling Management Holder under such representation and warranty shall be limited to the amount which he receives from the sale of his Management Shares in connection with such

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transfer and shall be pro rata in accordance with the number of Shares sold by the Management Holder in relation to the Shares being sold by all holders.

         4.4 PRE-EMPTIVE RIGHTS. If, prior to the time when the Corporation becomes a Public Company, the Corporation intends to sell shares of its capital stock or options, warrants, rights to purchase, or securities convertible into, or exchangeable for, shares of its capital stock to any member of the Onex Group for cash, the Corporation shall give notice thereof (the "Sale Notice") to each of the Management Holders. The Sale Notice shall be in writing, shall describe the securities to be offered, the price of such securities, and other terms of the offer in reasonable detail. Each Management Holder shall have the right, subject to applicable law and exercisable by notice to the Corporation within 45 days after his receipt of the Sale Notice, to purchase his Pro Rata Share (as defined in this Section 4.4) of the securities offered for the same price per unit and on the same terms as the securities are offered to Onex and as are described in the Sale Notice. As used in this Section 4.4, the term "Pro Rata Share" shall mean the product of (x) the total number of securities referred to in the Sale Notice as proposed to be sold to members of the Onex Group and (y) a fraction, the numerator of which is the number of Management Shares of all classes held by the Management Holder on the date the Sale Notice is given and the denominator of which is the sum of the number of Shares of all classes of the Corporation's stock of the same class or classes as Management Shares outstanding on such date (including the Management Shares). Any securities acquired by a Management Holder pursuant to this Section 4.4 shall be subject to the terms of this Agreement. The provisions of this Section 4.4 shall not apply to the issuance of securities, with or without consideration, to officers and employees of the Corporation and its subsidiaries or plans for the benefit of such employees, by the Corporation from time to time and shall not require the Corporation to offer securities under circumstances that could require registration under the 1933 Act.

5.       PIGGY-BACK REGISTRATION RIGHTS

         5.1 If the Corporation proposes to effect a registration under the 1933 Act involving an offering of securities of the same class as the Management Shares, it shall give written notice of its intention to do so (the "Public Offering Notice") to each Management Holder.

         5.2 Upon the written request of a Management Holder (the "Management Holder's Request") delivered to the Corporation within ten days after such Holder's receipt of the Public Offering Notice, the Corporation shall use its best efforts to cause the registration under the 1933 Act of the number of Management Shares stated in the Management Holder's Request for disposition in accordance with the intended method of disposition as stated in the Management Holder's Request; provided, that:

             (a) if, the number of Management Shares stated in the Management Holder's request represents a greater proportion of the total number of Management Shares owned by such Management Holder than the number of Shares proposed to be sold and distributed by the Onex Group pursuant to the public offering bears to the total number of Shares owned by the Onex

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Group, the Corporation shall not be obligated to effect the registration of such excess number of Management Shares;

             (b) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation determines for any reason not to effect such registration or to delay such registration, it may, at its election, give written notice of such determination to each Management Holder and thereupon the Corporation (i) in the case of a determination not to effect registration, shall be relieved of its obligation to register any Management Shares in connection with such registration or (ii) in the case of a determination to delay registration, shall be entitled to delay the registration of the Management Shares for the same period as the delay in the registration of its securities;

             (c) if (i) the registration involves an underwritten offering of the securities being registered (in which case the Management Holder shall be required to make its offering through the underwriters selected by the Corporation and to sign the same underwriting agreement), whether or not for sale for the account of the Corporation and (ii) the managing underwriter of such underwritten offering advises the Corporation that the number of Shares that members of the Onex Group and the Management Holders wish to sell exceeds the number thereof that, in the sole discretion of the underwriter, is the maximum number thereof that may be included in the offering without adversely affecting the offering, then the Corporation shall not be required to include in the offering the excess number of Shares requested to be sold by the members of the Onex Group and each Management Holder above such maximum number (the Shares so included to be apportioned pro rata among the members of the Onex Group and each Management Holder so that each member of the Onex Group and each Management Holder shall be entitled to have included in the offering a number of Shares that is proportionate to his or its respective ownership of Shares; if any member of the Onex Group or any Management Holder is entitled to have included in the offering more Shares than he wishes to sell, each remaining Management Holder and members of the Onex Group shall be entitled to make up the difference pro rata from its or his respective ownership of Shares); and

             (d) the Corporation shall not be obligated to effect any registration of Management Holder's Shares under this Section 5 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock options or other employee benefit plans or incidental to the registration of any nonequity securities not convertible into equity securities.

         5.3 Except as otherwise prohibited by applicable law or regulations, the Corporation shall pay all expenses incurred in connection with the registration of Management Holder's Shares pursuant to this Section 5, including all registration and filing fees, printing expenses, blue sky fees and expenses and accountant expenses to the extent permitted by law, but not including commissions and expenses payable to underwriters in respect of Management Shares and the fees of any counsel or other advisers retained by Management Holders.

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6.       LEGEND

         All certificates representing Management Shares held by any Management Holder (and held by a transferee of Management Shares, except (i) as set forth in Section 4, (ii) with respect to Shares transferred to Onex, and (iii) with respect to a transferee pursuant to Section 2.3 or 2.5 or pursuant to a registration statement in accordance with Section 5) shall bear the following legend:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and the transfer and voting of such shares is subject to conditions specified in the Amended and Restated Management Shareholders Agreement, dated November 15, 1996, between the Corporation, Onex DHC LLC and the holder hereof, among others, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled with respect to such transfer. A copy of such Agreement will be furnished by the Corporation to the holder of this Certificate upon written request and without charge."

7.       INTENTIONALLY OMITTED

8.       CERTAIN PROHIBITED TRANSACTIONS AND REQUIRED ACTIONS

         The Corporation shall not merge, consolidate, or amalgamate with another corporation, or sell all or substantially all of its assets to another Person, if pursuant thereto any member of the Onex Group is to receive equity securities as full or partial consideration for its Shares unless all Management Holders have the right to receive the same securities in proportion to their respective holdings of Shares.

9.       MANAGEMENT REPRESENTATIVES

         Each of the Management Holders hereby irrevocably constitutes and appoints the Management Representatives (as defined in this Section 9) as his representatives to take all actions on his behalf in connection with this Agreement, in their sole and absolute discretion, including but not limited to, executing any consents or waivers in connection with, or any amendments to, this Agreement but not any decision to sell his Management Shares or any decision to buy any securities of the Corporation pursuant to Section 4.4. The term "Management Representative" shall mean, any two of the Chairman of the Board of Directors of ProSource Services Corporation, a subsidiary of the Corporation ("PSC"), the President of PSC, and the Vice Chairman of the Board of Directors of PSC.

10.      INTENTIONALLY OMITTED


11.      CERTAIN DEFINITIONS

         11.1 The term "BOOK VALUE PER SHARE" as of any date shall mean the quotient obtained by dividing (X) consolidated stockholders' equity of the Corporation and its subsidiaries as at the end of the fiscal quarter immediately preceding the date of the event that required the purchase and sale pursuant to
Section 2.4 determined in accordance with generally accepted accounting principles in effect in the United States on the date of this Agreement by (Y) the number of shares of common stock of the Corporation outstanding on such date; in making calculations for purposes of clauses (X) and (Y), (i) the number of Shares into which the Subordinated Note are convertible shall be excluded and
(ii) it shall be assumed that all Options outstanding on the date as of which the calculation is being made had been exercised to the extent that the exercise price does not exceed Book Value Per Share (determined without regard to this clause) and any purchase price for Shares payable upon such exercise had been paid. The determination of Book Value Per Share shall be based upon the audited (in the case of the end of the last quarter of a fiscal year) or unaudited (in the case of the end of any of the first three quarters of a fiscal year) balance sheet of the Corporation as at the end of the fiscal quarter in question. Notwithstanding the foregoing, Book Value Per Share shall be equitably adjusted by the Board of Directors of the Corporation if a stock dividend, recapitalization or other material event occurs outside of the ordinary course of business after the end of such fiscal quarter and before the closing of the sale in respect of which the determination is being made.

         11.2 The term "1933 ACT" shall mean the Securities Act of 1933, as in force on the date in question, or any similar federal statute then in force.

         11.3 The term "DISABILITY" shall mean the inability of a Management Holder to perform his duties of employment for the Corporation or any of its Subsidiaries or affiliates, including PSC, for an aggregate of 180 days or more in any 365-day period, because of physical or mental disability.

         11.4 The term "MANAGEMENT SHARES" shall mean the Shares owned at any time by any Management Holder.

         11.5 The term "MARKET PRICE PER SHARE" shall mean the average closing price per Share on the principal securities exchange on which the Shares are listed (or, if the Shares are not then listed on a securities exchange, the mean between the closing bid and asked prices in the over-the-counter market) for the ten trading days thereon immediately preceding the Market Sale Notice (in the case of a sale pursuant to Section 2.3) or the closing of the sale (in the case of a sale pursuant to Section 2.5).

         11.6 The term "ONEX GROUP" shall mean Onex Corporation, an Ontario Corporation, and any Person controlled by, controlling or under common control with, or a shareholder of, Onex Corporation. A Person ("Parent") controls another Person if Persons controlled by it (within the meaning of this sentence) own or have the right (by contract or otherwise) to vote or direct the vote of securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body (other than securities or interests having that power only upon the happening of a contingency that has not occurred) or to otherwise direct the management of such Person.

         11.7 The term "ONEX SHARES" shall mean the Shares owned at any time by the Onex Group.

         11.8 The term "OPTION PLANS" shall mean the Corporation's Amended and Restated Management Option Plan (1995) and the Corporation's 1996 Stock Option Plan, as each may be amended, restated or modified from time to time, except that the term "Option Plan" as used in Section 2.4(c) shall exclude the Corporation's 1996 Stock Option Plan.

         11.9 The term "OPTION" shall mean Option as defined in the Option
Plans.

         11.10 The term "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

         11.11 The term "PRIME RATE" shall mean the prime rate announced from time to time by NationsBank of Georgia, N.A.

         11.12 The Corporation is a "PUBLIC COMPANY" if shares of its capital stock are registered under Section 12 or if the Corporation is subject to reporting requirements under Section 15(d) of the Securities Exchange Act of 1934 or any similar federal statute in force.

         11.13 The term "SUBORDINATED NOTE" shall mean the convertible subordinated note, dated March 31, 1995, evidencing the Corporation's indebtedness to Onex Ohio Holdings, Inc. in the principal amount of $3,500,000.

12.      TERMINATION

         This Agreement shall terminate when the Onex Group ceases to hold in the aggregate 20% of the outstanding voting capital stock of the Corporation or when another Person (as defined in Rule 144 of the 1933 Act) holds in the aggregate a greater percentage of the outstanding voting capital stock of the Corporation than the Onex Group (excluding the Corporation) owns, whichever is earlier. This Agreement shall terminate as to any Person when that Person no longer owns any Management Shares or Onex Shares, as the case may be.

13.      EFFECTIVE DATE

         This Agreement shall become effective upon the consummation of the Offering.

14.      MISCELLANEOUS

         14.1 NOTICES

         All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties):

         (a) if to the Corporation:

                           ProSource, Inc.
                           550 Biltmore Way, 10th Floor
                           Coral Gables, Florida  33134
                           Attention:  President
                           Telecopy:  (305) 529-2573

             with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York  10022
                           Attention:  Joel I. Greenberg, Esq.
                           Telecopy:  (212) 836-7149

         (b) if to Onex or any member of the Onex Group:

                           Onex Corporation
                           161 Bay Street, 49th Floor
                           P.O. Box 700
                           Toronto, Ontario
                           M5J 2S1
                           Canada
                Attention: President and Chief Executive Officer
                            Telephone: (416) 362-7711
                           Telecopy:  (416) 362-5765

         (c) if to any Management Holder, to him at his address as it appears on
Schedule I attached hereto or as shown on the records of the Corporation.


         14.2 ASSIGNMENT

         No party may assign any rights or delegate any of its duties under this Agreement, but this Agreement shall be binding upon and inure to the benefit of the successors to the business and assets of the Corporation, Onex and the Management Holders.

         14.3 NO WAIVER

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         14.4 EXCLUSIVE AGREEMENT AND AMENDMENT

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement among the parties with respect thereto and cannot be changed or terminated orally. This Agreement may only be amended or altered by the mutual agreement of the parties hereto, such amendments or alterations to become effective when reduced to writing and signed by Onex, the Corporation and Management Representatives or by Onex, the Corporation and the holders of at least 75% of the Management Shares.

         14.5 GOVERNING LAW

         This Agreement and all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Delaware without regard to the conflicts of law principles thereof.

         14.6 CAPTIONS

         The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

         14.7 JURISDICTION

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of Delaware.

         14.8 COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

         14.9 SEVERABILITY

         The provisions of this Agreement are intended to be and shall be deemed severable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


                                    ONEX DHC LLC


                                    By:  /s/ Donald F. West
                                         -----------------------------
                                         Name:  Donald F. West
                                         Title: Representative



                                    PROSOURCE, INC.


                                    By:  /s/ David R. Parker
                                         -----------------------------
                                         Name:  David R. Parker
                                         Title: Chairman of the Board

                                    MANAGEMENT REPRESENTATIVES
                                    On behalf of the Management Holders listed on Schedule I hereto pursuant to Section 9 of the Original Agreement


                                    By:  /s/ David R. Parker
                                         -----------------------------
                                         Name:  David R. Parker
                                         Title: Chairman of the Board


                                     By: /s/ Thomas C. Highland
                                         -----------------------------
                                         Name:  Thomas C. Highland
                                         Title: President & CEO

                                                                      Schedule I


                           List of Management Holders


                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Daniel J. Adzia                                                         45,000
1975 Pleasant Hill Lane
Lisle, Illinois  60532

Yolanda D. Alvarez                                                      5,000
8175 S.W. 170th Street
Miami, Florida  33157

Maurice L. Ambler                                                       7,500
8245 SW 184 Lane
Miami, FL  33157

Brad Anderson                                                           3,000
#5 Graystone Court
Bloomington, Illinois  61704

Dennis Andruskiewicz                                                    13,000
9370 SW 93 Place
Miami, FL  33176

Suzanne Benn                                                            6,000
9720 S.W. 119 Street
Miami, Florida  33176

Robert A. Boehm                                                         3,600
623 Crossing Creek South
Gahanna, Ohio  43230

Mark Brigham                                                            4,500
1 Fawnwood Lane
P.O. Box 433
Fort Montgomery, New York  10922

Lynn T. Cambest                                                         3,000
4000 Towerside Terrace
Apt. 1704
Miami, Florida  33138

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Joyce Cameron                                                           4,300
466 Curie Drive
San Jose, CA  95123

Mark A. Cartwright                                                      4,500
304 Mallard Road
Weston, FL  33327

Stephen Chambers                                                        7,000
8251 S.W. 171 Terrace
Miami, Florida  33157

Joshua M. Chaney                                                        7,300
560 Ripplewater Drive
Marietta, GA  30064

Richard L. Christie                                                     4,500
4030 La Playa Blvd.
Coconut Grove, FL  33133

George Clos                                                             2,800
6297 Old Virginia Lane
Parma Heights, OH  44130

James M. Collins                                                        9,000
285 7NE 59th Terrace
Gladstone, MO  64119

Paul Conway                                                             9,700
6540 SW 144 Street
Miami, FL  33158

Dan Craig                                                               2,400
113 Zinfandel Circle
Scotts Valley, CA  95066

Norman L. Dick                                                          4,500
5 S 735 Park Meadow
Naperville, Illinois  60540

James Dimos                                                             1,000
372 N. Walnut Lane
Schaumburg, IL  60194

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Robert Donaldson                                                        20,400
1440 South Bayshore Drive, #301
Miami, FL  33131

Steve Edwards                                                           2,000
6127 Sand Pines Estates Blvd.
Orlando, Florida  32819

Mark Eisenberg                                                          4,500
50 Cedar Ridge Lane
Dix Hills, NY  11746

William F. Evans                                                        45,000
3824 El Prado Blvd.
Coconut Grove, FL  33133

John E. Foley                                                           30,000
6724 S.W. 139 Street
Miami, Florida  33158

John P. Gainor                                                          15,000
10045 S.W. 124 Street
Miami, FL  33176

Timothy E. Hannon                                                       5,800
5311 Sand Lily Drive
Naperville, Illinois  60564

Thomas C. Highland                                                      75,000
7120 Lago Drive West
Coral Gables, FL  33143

Roger Hubbard                                                            900
26651 SW 174 Place
Homestead, FL  33031

Marcelino Iturrey                                                       4,500
9250 S.W. 70th Avenue
Miami, Florida  33156

Walter Jankowski                                                        1,500
24322 Fairway Lane
Coto De Caza, CA  92679

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Edward M. Johnson                                                       10,000
1801 W. Terra Mar Drive
Pompano Beach, FL  33062

Larry R. Johnson                                                        1,000
203 Landings Boulevard
Weston, FL  33327

Joseph C. Johnston                                                      18,100
1501 N. Madison
Raymore, MO  64083

William R. Jusko                                                        4,300
3803 Marine Court
Arlington, TX  76016

Paul Lawrenz                                                            3,000
339 Hiawatha
Wood Dale, Illinois  60191

Shirley A. Malone                                                       3,000
2601 Chateau Drive
Norman, Oklahoma  73069

William G. Malone                                                       3,000
2601 Chateau Drive
Norman, Oklahoma  73069

Anthony Marino                                                          6,900
2966 Grandview Drive
Fairlawn, OH  44333

Merv McBride                                                            1,800
12298 SE Imperial Crest
Clackamas, OR  97015

Richard W. McCollum                                                     2,900
35991 Wyndemere Way
Avon, Ohio  44011

Diana M. McHugh                                                         9,000
9145 S.W. 72 Avenue, Apt. V-1
Miami, Florida  33156

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Thomas McKinnon                                                         5,000
865 N. LaSalle Boulevard
Chicago, Illinois  60610

James Mosier                                                            2,800
1875 Water Ridge Court
Ft. Lauderdale, FL  33326

Michael A. Moskowits                                                    1,500
16112 SW 74 Place
Miami, FL  33157

Craig Neeb                                                              4,100
12224 SW 95 Street
Miami, FL  33186

Stan Nochowitz                                                          10,000
3006 North Dryden Place
Arlington Heights, Illinois  60004

James P. Nolan                                                          3,200
15548 Plum Tree Drive
Orland Park, Illinois  60462

Michael J. Nolan                                                         500
67997 Dequindre Road
Oakland, MI  48363

Steven S. Obremski                                                      3,700
One Kelly Street
Auburn, MA  01501

Cynthia Ormond                                                          3,000
624 Fluvia Avenue
Coral Gables, FL  33134

Calvin Parker                                                           3,600
22 S. Tallowberry Drive
The Woodlands, Texas  77381

David R. Parker                                                        143,300
930 Castile Avenue
Coral Gables, FL  33134

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Paul A. Garcia de Quevedo                                               15,000
5810 S.W. 91st Street
Miami, FL  33173

Randall L. Ray                                                          1,500
219 17th Street
Wilmette, IL  60091

Kenyard W. Rewerts                                                      2,500
136 Brandywine Avenue
Elk Grove Village, Illinois  60007

Scott Richardson                                                        3,000
231 Terrane Ridge
Peachtree City, Georgia  30269

Robert Selby                                                            10,000
28956 Fall River
Westlake, OH  44145

James N. Slattery                                                       3,000
221 Tiffany Lane
Roselle, Illinois  60172

Shane R. Stapleton                                                      4,600
863 Verona Lake Drive
Ft. Lauderdale, FL  33326

James Stencel                                                           5,500
10115 S.W. 13th Street #201
Pembroke Pines, FL  33025

Wayne H. Stephens                                                       3,000
19208 Antenor Street
Mandeville, LA  70471

Charles M. Temple                                                       9,000
7410 Chadwick
Prairie Village, KS  66208

Jay Trottier                                                             500
5300 Great Oak Drive
Lakeland, FL  33809

                                                                   Number of Shares
                                                                  of Class B Common
                                                                   Stock Owned Upon
                                                                     Consummation
Name and Address                                                   of the Offering
----------------                                                   ---------------
Robert H. Winstead                                                      8,700
1541 Brickell Avenue, #3504
Miami, FL  33129

Thomas J. Wondolowski                                                   7,200
566 McKendimen Road
Medord, NJ  08055